UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma financial data are based on the consolidated financial statements of the Registrant, adjusted to give effect to the following transactions (the "Transactions"), including:

•	the completion of the acquisition (the "Acquisition") of Clarke American Corp. ("Clarke American") from Honeywell International Inc. ("Honeywell") by the Registrant for $800.0 million plus estimated fees and expenses of $3.6 million; and

•	the proceeds of the following to consummate the Acquisition and pay related financing fees and expenses:

1.	the borrowing by Mafco Worldwide Corporation, an indirect wholly-owned subsidiary of the Registrant, ("Mafco Worldwide") of $110.0 million under a new senior secured term loan which bears interest at the Eurodollar rate plus 2.0% ;

2.	the use of $95.3 million of cash and cash equivalents and proceeds from the sale of marketable securities of the Registrant;

3.	the incurrence of a new term loan facility by Clarke American, with an aggregate principal amount at maturity of $440.0 million, which bears interest at the Eurodollar rate plus 3.25%, for proceeds of $437.8 million;

4.	the borrowing of $4.2 million by Clarke American under its new revolving credit facility which bears interest at the Eurodollar rate plus 3.0%;

5.	the issuance by Clarke American of $175.0 million of 11.75% senior notes due 2013; and

6.	the incurrence of $18.7 million of financing-related fees and expenses.

The pro forma balance sheet data give effect to the Transactions as if they had occurred on September 30, 2005. The unaudited pro forma statements of income data for the year ended December 31, 2004 and the nine-month period ended September 30, 2005 give effect to the Transactions as if they had occurred on January 1, 2004.

The unaudited pro forma financial data give effect to certain pro forma adjustments which are described in the notes to these statements. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable. The pro forma financial data do not purport to represent what the Registrant's financial position or results of operations would have actually been had the Transactions, in fact, occurred on such dates, or to project the Registrant's financial position or results of operations for any future date or period.

The Registrant has applied the purchase method of accounting to the Acquisition, and the purchase price allocation is subject to change. Accordingly, the information presented herein may differ from the final purchase price allocation. Those allocations are required to be finalized within one year after the completion of the Acquisition.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
September 30, 2005
(dollars in millions)

	Historical Company	Historical Clarke American	Pro Forma Adjustments		Pro Forma Company
Assets
Cash and Cash Equivalents	$48.0	$32.6	$(32.6)	(1)	$36.9
			(11.1	)(2)
Marketable Securities	84.2		(84.2	)(2)	—
Accounts Receivable, net	13.9	25.5			39.4
Inventories	55.0	12.2	4.8	(1)	72.0
Prepaid Expenses and Other	2.2	9.8			12.0
Income Taxes	1.8	3.1	34.9	(1)	39.8
Total Current Assets	205.1	83.2	(88.2)		200.1

Property, Plant and Equipment, net	16.1	96.0	6.2	(1)	118.3
Goodwill,net	39.6	323.3	35.0	(1)	397.9
Other Intangible Assets,net	109.5	534.4	40.5	(1)	684.4
Note Receivable from Affiliate		24.8	(24.8	)(1)	—
Pension Asset	16.2				16.2
Other	13.3	40.1	18.7	(2)	72.1
Total Assets	$399.8	$1,101.8	$(12.6)		$1,489.0

Liabilities and Stockholders' Equity
Accounts Payable	$3.7	$28.7	$1.2	(1)	$33.6
Accrued Liabilities	9.7	38.0			47.7
Current Maturities of Long-Term Debt			15.7	(2)	15.7
Payable to Affiliates		9.4	(9.4	)(1)	—
Income Taxes Payable		34.9			34.9
Total Current Liabilities	13.4	111.0	7.5		131.9

Long-Term Debt			711.3	(2)	711.3
Notes Payable to Parent		10.6	(10.6	)(1)	—
Deferred Taxes Payable	24.3	212.5	28.4	(1)	265.2
Other Liabilities	7.7	18.5			26.2
Stockholders' Equity	354.4	749.2	(749.2	)(3)	354.4
Total Liabilities and Stockholders' Equity	$399.8	$1,101.8	$(12.6)		$1,489.0

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet
(dollars in millions)

(1)	Reflects the allocation of the purchase price over the estimated fair value of assets acquired and liabilities assumed in the Acquisition, as follows:

Purchase price (including fees and expenses of $3.6)		$803.6
Historical stockholder's equity of Clarke American		(749.2)
Less net asset value acquired:
Cash transferred to Honeywell	(32.6)
Inventories	4.8
Property and Equipment	6.2
Indemnity from Honeywell related to pre-closing tax liabilities	34.9
Intangible assets	40.5
Elimination of note receivable from affiliate	(24.8)
Reclassification of outstanding checks (a)	(1.2)
Elimination of payables to former parents and affiliates	20.0
Deferred income taxes	(28.4)
	19.4	(19.4)
Estimated purchase price allocated to goodwill		$35.0

(a)	Outstanding checks issued by Clarke American but not yet deposited by their recipients and reclassified as liabilities.

(2)	Reflects the incurrence of the new debt financing and the use of the proceeds from the new debt financing and from the sale of marketable securities and cash and cash equivalents to pay the $800.0 purchase price plus fees and expenses of $3.6 in the Acquisition and $18.7 of fees and expenses relating to the new debt financing:

New Clarke American revolving credit facility	$4.2
New Clarke American term loan facility, net of current maturities (a)	423.2
New Mafco Worldwide senior secured term loan	108.9
New Clarke American 11.75% Senior Notes due 2013	175.0
Total new long-term debt	711.3
New Clarke American term loan facility – current maturities (a)	14.6
New Mafco Worldwide senior secured term loan – current maturities	1.1
Total new debt issued	727.0
Cash and cash equivalents	11.1
Proceeds from the sale of marketable securities	84.2
Total purchase price, including fees and expenses of the Transactions	$822.3

(a)	The total principal amount of the new Clarke American term loan facility of $437.8 indicated reflects $2.2 of original discount to the aggregate principal amount at maturity of $440.0.

(3)	Reflects the elimination of historical stockholder's equity of Clarke American.

Unaudited Pro Forma Condensed Consolidated Statement of Income
Year Ended December 31, 2004
(dollars in millions)

	Historical Company	Historical Clarke American	Pro Forma Adjustments		Pro Forma Company
Net Revenues	$93.4	$607.6			$701.0
Cost of Revenues	45.1	353.1	29.8	(1)	428.0
Gross Profit	48.3	254.5	(29.8)		273.0
Selling, General and Admin Expenses	17.2	147.5	1.2	(2)	165.9
Operating Income	31.1	107.0	(31.0)		107.1
Interest (Expense) Income, net	0.1	(19.2)	(47.0	)(3)	(66.1)
Other (Expense), net	(2.4)				(2.4)
Income Before Income Taxes	28.8	87.8	(78.0)		38.6
Benefit (Provision) for Income Taxes	(3.6)	(23.4)	30.4	(4)	3.4
Net Income	$25.2	$64.4	$(47.6)		$42.0

Basic earnings per common share	$1.35				$2.26
Diluted earnings per common share	1.26				2.10

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Statement of Income
Nine Months Ended September 30, 2005
(dollars in millions)

	Historical Company Nine Months Ended September 30, 2005	Historical Clarke American		Pro Forma Adjustments		Pro Forma Company Nine Months Ended September 30, 2005
		Predecessor Three Months Ended March 31, 2005	Successor Six Months Ended September 30, 2005
Net Revenues	$74.0	$154.4	$311.4			$539.8
Cost of Revenues	36.9	91.1	206.2	$(0.1)	(1)	334.1
Gross Profit	37.1	63.3	105.2	0.1		205.7
Selling, General and Admin Expenses	11.8	39.2	70.4	1.4	(2)	122.8
Operating Income	25.3	24.1	34.8	(1.3)		82.9
Interest (Expense) Income, net	2.2	(5.6)	(2.5)	(41.7	)(3)	(47.6)
Other Income, net	0.9					0.9
Income Before Income Taxes	28.4	18.5	32.3	(43.0)		36.2
Provision for Income Taxes	(10.1)	(7.5)	(13.1)	16.8	(4)	(13.9)
Net Income	$18.3	$11.0	$19.2	$(26.2)		$22.3

Basic earnings per common share	$0.96					$1.17
Diluted earnings per common share	0.93					1.13

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income
(dollars in millions)

(1)	Adjustments to cost of revenues sold by Clarke American resulting from the allocation of the purchase price in the Acquisition:

	Year Ended December 31, 2004	Nine Months Ended September 30, 2005
Amortization of intangible assets	$27.0	$3.1
Additional depreciation of property, plant and equipment	3.0	1.7
Reversal of fair value adjustment to inventory related to Honeywell's purchase accounting	—	(4.8)
Amortization of unfavorable lease	(0.2)	(0.1)
Adjustments to cost of revenues	$29.8	$(0.1)

The fiscal year ended December 31, 2004 does not include an estimated fair value adjustment to inventory that would have increased cost of goods sold by approximately $4.8, because such adjustment is not expected to be recurring. It is expected that, following the Acquisition, Clarke American will make a similar adjustment to the fair value of its inventory.

(2)	Adjustments to selling, general and administrative expenses at Clarke American from the preliminary allocation of the purchase price in the Acquisition, elimination of fees for former parent company services and additional compensation expense related to new employment agreements with Clarke American management that were entered into in connection with the Acquisition:

	Year Ended December 31, 2004	Nine Months Ended September 30, 2005
Stand-alone costs (a)	$1.9	$1.4
Elimination of management fees of prior parent companies	(1.7)	(0.5)
Amortization of intangible assets	0.8	0.1
Amortization of fair value adjustment to software from purchase accounting	—	0.3
Loan administration fees	0.2	0.1
Adjustments to selling, general and administrative expenses	$1.2	$1.4

(a)	Reflects Clarke American's management's estimate of additional costs to replace the legal, tax, risk management and other services provided to Clarke American by its former parent companies and to adjust the compensation of certain executives who, in connection with the Acquisition, have entered into employment agreements that have become effective upon completion of the Acquisition. Does not reflect certain additional annual costs required to operate as an issuer of public debt securities.

Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income
(dollars in millions)

(3)	Reflects adjustments to interest expense related to the financing of the Acquisition and elimination of historical interest expense on notes payable to parent as follows:

	Year Ended December 31, 2004	Nine Months Ended September 30, 2005
New credit facilities and notes	$(66.2)	$(49.8)
Elimination of historical interest expense on notes payable by Clarke American to its former parents	19.2	8.1
Total adjustments to interest expense	$(47.0)	$(41.7)

A 1/8% change in interest rates would have the following effect on pro forma interest expense:

	Year Ended December 31, 2004	Nine Months Ended September 30, 2005
New credit facilities	$0.7	$0.5

(4)	Reflects the tax benefits of the pro forma adjustments at an effective rate of approximately 39.0%.